UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 9, 2005
JAFRA WORLDWIDE HOLDINGS
(LUX) S.àR.L
(Exact Name of Registrant as Specified in its Charter)

Luxembourg (State or Other Jurisdiction of Incorporation)	333-106666 (Commission File Number)	98-0399297 (I.R.S. Employer Identification No.)
382-386 Route de Longwy
L-1940 Luxembourg
Luxembourg
(Address of Principal Executive Offices)
(Zip Code)
(352) 226027
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definition Agreement.
     Jafra Cosmetics International, Inc. (the “Company”, a wholly owned subsidiary of Jafra Worldwide Holdings (Lux) S.áR.L. (the “Issuer”)) and Gonzalo R. Rubio, the Company’s President, have entered into an amendment (the “Amendment”) to that certain Employment Agreement, dated June 1, 1998, by and among the Company and Mr. Rubio (the “Employment Agreement”). Pursuant to the Amendment, the Company and Mr. Rubio changed the end of the stated employment period under the Employment Agreement to April 30, 2006. In addition, the Company and Mr. Rubio agreed that unless Mr. Rubio’s employment is terminated for cause under the Employment Agreement, the Company and Mr. Rubio will enter into a consulting agreement pursuant to which Mr. Rubio will provide consulting services to the Company or its related entity.
Item 9.01. Financial Statements and Exhibits.
     10.1 Amendment to Employment Agreement of Gonzalo R. Rubio, signed December 9, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 13, 2005

JAFRA WORLDWIDE HOLDINGS (LUX) S.ÀR.L.
By:	/s/ GARY ESHLEMAN
Gary Eshleman
Chief Financial Officer